Schedule A

to the

Investment Advisory Agreement dated June 16, 2010

between

iShares MSCI Russia Capped ETF, Inc.

and

BlackRock Fund Advisors

Advisory Fee for Category II Funds:

0.74% per annum of the aggregate net assets of the Category II Funds less than or equal to $2.0 billion plus 0.69% per annum of the aggregate net assets of the Category II Funds over $2.0 billion, up to and including $4.0 billion plus 0.64% per annum of the aggregate net assets of the Category II Funds over $4.0 billion, up to and including $8.0 billion plus 0.57% per annum of the aggregate net assets of the Category II Funds over $8.0 billion, up to and including $16.0 billion plus 0.51% per annum of the aggregate net assets of the Category II Funds over $16.0 billion, up to and including $32.0 billion plus 0.45% per annum of the aggregate net assets of the Category II Funds in excess of $32.0 billion

Category II Funds:

iShares MSCI All Peru Capped ETF* (formerly known as iShares MSCI All Peru Capped Index Fund)
iShares MSCI Brazil Capped ETF** (formerly known as iShares MSCI Brazil Capped Index Fund)
iShares MSCI Brazil Small-Cap ETF* (formerly known as iShares MSCI Brazil Small Cap Index Fund)
iShares MSCI Chile Capped ETF ** (formerly known as iShares MSCI Chile Capped Investable Market Index Fund)
iShares MSCI China ETF* (formerly known as iShares MSCI China Index Fund)
iShares MSCI China Small-Cap ETF* (formerly known as iShares MSCI China Small Cap Index Fund)
iShares MSCI Indonesia ETF* (formerly known as iShares MSCI Indonesia Investable Market Index Fund)
iShares MSCI Israel Capped ETF** (formerly known as iShares MSCI Israel Capped Index Fund)
iShares MSCI Philippines ETF* (formerly known as iShares MSCI Philippines Investable Market Index Fund)
iShares MSCI Poland Capped ETF* (formerly known as iShares MSCI Poland Capped Investable Market Index Fund)
iShares MSCI Russia Capped ETF (formerly known as iShares MSCI Russia Capped Index Fund)
iShares MSCI South Africa ETF** (formerly known as iShares MSCI South Africa Index Fund)
iShares MSCI South Korea Capped ETF** (formerly known as iShares MSCI South Korea Capped Index Fund)
iShares MSCI Taiwan ETF** (formerly known as iShares MSCI Taiwan Index Fund)
iShares MSCI Thailand Capped ETF** (formerly known as iShares MSCI Thailand Capped Investable Market Index Fund)
iShares MSCI Turkey ETF** (formerly known as iShares MSCI Turkey Investable Market Index Fund)

* This Fund is a fund of iShares Trust.
** This Fund is a fund of iShares, Inc.

Amended and Approved by the Board of Directors of iShares MSCI Russia Capped ETF, Inc. on June 10-11, 2013.